UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2013

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Appointment of Certain Officers

Effective April 2, 2013, Atlantic Power Corporation (the “Company”) appointed Edward Hall, age 53, as Executive Vice President — Chief Operating Officer of the Company.

Prior to his appointment, Mr. Hall spent more than 25 years working in the energy industry. From 2011 to 2012, Mr. Hall served as Executive Vice President — Chief Operating Officer Global Generation at AES Corporation, a publicly traded global power company.  From 1988 to 2011, Mr. Hall held multiple positions at AES Corporation, including President, North America from 2008 to 2011; President, Wind Generation from 2005 to 2008; and Managing Director, Global Business Development from 2003 to 2005. He earned a Bachelors of Science from Tufts University and a Masters of Business Administration from the Massachusetts Institute of Technology Sloan School of Management.

Mr. Hall entered into an offer letter on March 26, 2013 with the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Hall will receive, among other things, an annual base salary of $425,000 and a sign-on grant of notional shares under the Company’s Long Term Incentive Plan (“LTIP”)  in the amount of $180,000 within 30 days of Mr. Hall’s start date, with a price determined by calculating the volume weighted average price for the five trading days immediately prior to Mr. Hall’s start date. The notional shares will vest as to one third over each of the three years following the year of the award in accordance with the most recently granted officer awards, subject to Mr. Hall’s continued employment. The Company will also cover certain of Mr. Hall’s relocation costs, including moving costs, temporary housing, brokerage fees and certain travel costs.

In addition, Mr. Hall will be eligible to participate in the Company’s Short Term Incentive Plan (“STIP”) and the LTIP described in the Company’s Information Circular and Proxy Statement for the year ended December 31, 2011. Under the STIP, Mr. Hall’s annual award will range from zero to 100% of Mr. Hall’s base salary with a target range of 50-100% (subject to normal taxes and deductions), with the first year’s payout pro-rated based on Mr. Hall’s start date.  Under the LTIP, the maximum award possible for a full year would be $1.5 million and the recommended award if the target ranges are achieved for each of the performance measures under the LTIP would be $750,000, with the first year’s grant pro-rated based on Mr. Hall’s start date. Mr. Hall will also be eligible to participate in the other retirement plans and welfare plans of the Company.

The Company and Mr. Hall expect to enter into a rolling three-year employment agreement in connection with Mr. Hall’s appointment. We expect to file the employment agreement and the Offer Letter described above as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: March 29, 2013	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

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